NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

Partners Trust Announces Second Quarter Results and Share Repurchase Program

Utica, N.Y., July 20, 2005 - Partners Trust Financial Group, Inc. (Nasdaq: PRTR), the holding company for Partners Trust Bank, announced today its financial results for the quarter ended June 30, 2005. Net income was $6.9 million, or $0.14 per diluted share for the second quarter compared with $2.7 million, or $0.10 per diluted share for the second quarter of 2004. Core operating earnings, which reflects what we view as income from continuing operations, were $8.9 million, a 171% increase from the $3.3 million in the second quarter of 2004. Core operating earnings is net income adjusted to exclude net amortization of fair market value adjustments on net assets acquired in mergers, merger and conversion expenses and amortization of intangibles. A table reconciling core operating earnings with net income as reported under GAAP immediately follows the text of this release.

In addition to the continued growth in earnings, the Company also experienced further improvement in asset quality. Non-performing assets totaled $9.1 million at June 30, 2005, and were 0.24% of total assets, compared to $10.5 million or 0.28% of total assets at March 31, 2005, and $13.2 million or 0.36% of total assets at December 31, 2004. The improvement occurred as we continue to resolve the troubled assets acquired from BSB Bancorp in July 2004, including the payoff of what had been the largest non-performing loan at the end of the first quarter. The largest non-performing lending relationship is $1.9 million of commercial loans that were added to non-performing status in the second quarter. In addition to the non-performing loans, we had $17.9 million of loans classified as substandard or worse at June 30, 2005, compared with $21.1 million at March 31, 2005 and $24.4 million at December 31, 2004.

Total assets of the Company at June 30, 2005 were $3.7 billion, and are up slightly from the end of 2004 and from March 31, 2005. Securities available-for-sale increased $120.4 million (11.3%) from the end of 2004, and totaled $1.2 billion at June 30, 2005. The increase primarily reflects security purchases to take advantage of market rate increases at various times, and was funded by a $30.8 million decrease in federal funds sold and increases in deposits and borrowings. Loans receivable increased $8.6 million during the quarter with a $17.6 million increase in consumer loans, which is primarily attributable to ongoing focus on our high quality indirect auto lending business. This growth was partially offset by an $11.1 million decline in commercial business and real estate loans. The decline in the commercial loan categories was driven by our continued efforts to reduce the Company's exposure to the specific higher risk assets acquired in the BSB Bancorp acquisition.

John Zawadzki, President & CEO of Partners Trust, commented, "Following another quarter of improvement in asset quality we have now focused our attention on growing our core business lines. As a result, we are seeing significant growth in consumer loans and are building momentum in the commercial business area." He continued, "This is a fundamental component of our strategic plan of transitioning our company to a full service community bank offering a comprehensive suite of products to businesses and individuals in Central Upstate New York."

Net interest income for the three months ended June 30, 2005 totaled $25.1 million, an increase of $14.5 million from the same period in 2004 as a result of the significant increase in earning assets acquired in the merger. The net interest margin for the three months ended June 30, 2005 and 2004 was 3.08% and 3.57%, respectively. The net interest margin for the first quarter of 2005 was 3.10%. The decline in margin from the second quarter of 2004 is primarily attributable to the impact of the BSB Bancorp acquisition, coupled with increased deposit rates in 2005 in response to competitive pressures.

Non-interest income was $5.9 million for the quarter ended June 30, 2005, compared with $2.7 million in the same period of the prior year, primarily reflecting the impact of the BSB acquisition.

Non-interest expenses, excluding merger expenses, reflect the impact of operating a much larger entity, and were $20.3 million and $8.9 million for the three months ended June 30, 2005 and 2004, respectively. Non-interest expenses, excluding merger expenses, as a percent of average total assets was 2.21% (annualized) for the second quarter of 2005, an improvement from the 2.72% for the second quarter of 2004, reflecting our attention to improving the efficiency of the Company.

On another matter, the Company announced that its Board of Directors authorized the repurchase of up to 5 million shares (10%) of its outstanding common stock as part of the Company's capital management program.

"This repurchase program represents an additional component of our capital management plan, and supplements our growth strategy and ongoing dividend payments," stated Mr. Zawadzki.

Management will use its discretion in determining the timing of the repurchases and the prices at which buybacks will be made. The extent to which shares are repurchased will depend on a number of factors including market trends and prices, economic conditions, internal and regulatory trading quiet periods and alternative uses for capital. This repurchase program is authorized for up to one year, and there can be no assurance that the Company will repurchase all 5 million shares authorized.

Attached to this press release is summarized financial information for the quarter ended June 30, 2005.

The Company will conduct a conference call at 8:30 a.m. Eastern Time on July 21, 2005, in which management will discuss the Company's financial results and business strategy, followed by a question-and-answer session.

Those wishing to participate in the call may dial toll-free 1-877-407-9205. A webcast presentation will also be available via the Company's website at http://www.partnerstrust.com through the "Investor Relations" section. A replay of the call will be available until July 28 by dialing 1-877-660-6853, account number 286, event ID number 160231.

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on "core operating earnings," which excludes net amortization of premiums on net assets acquired in mergers, merger and conversion expenses and amortization of intangibles. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables.

Partners Trust Financial Group, Inc., headquartered in Utica, New York, is the holding company for Partners Trust Bank, which was founded in 1839. Partners Trust Bank offers a wide variety of business and retail banking products as well as a full range of trust, investment, and municipal banking services through its 36 Central and Southern New York locations in Oneida, Onondaga, Herkimer, Broome, Tioga and Chenango counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and through the convenience of internet banking.

Investors and other interested parties can access the Company's securities filings and code of ethics at www.partnerstrust.com.

Statements contained in this news release contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others, the impact of changes in market interest rates and general economic conditions, changes in government regulations, changes in accounting principles and the quality or composition of the loan and investment portfolios. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact: Partners Trust Financial Group, Inc.

John Zawadzki, President & CEO 315-738-4778

Steven Covert, Executive Vice President, Chief Operating Officer & CFO 315-738-4993

	Three Months Ended		Six Months Ended
Core Operating Earnings	June 30,		June 30,
(In thousands, except per share data)	2005	2004	2005	2004

Net Income as Reported (GAAP)	$ 6,944	$ 2,664	$ 13,137	$ 5,856
Adjustments
Net amortization of premium on net assets acquired in mergers	1,036	187	2,072	375
Acquisition and conversion expense	-	653	-	766
Amortization of core deposit & trust intangibles	2,202	217	4,403	434
Covenant-not-to-compete expense	89	-	178	-
Total adjustments pre-tax	3,327	1,057	6,653	1,575
Related income taxes	1,326	421	2,652	628
Total adjustments after-tax	2,001	636	4,001	947
Core Operating Earnings	$ 8,945	$ 3,300	$ 17,138	$ 6,803

Diluted EPS using Core Operating Earnings	$ 0.19	$ 0.12	$ 0.35	$ 0.25

Partners Trust Financial Group, Inc. and Subsidiary
Consolidated Balance Sheets (Unaudited)
	June 30,	December 31,
	2005	2004
Assets	(In thousands, except share data)
Cash and due from banks	$ 60,622	$ 54,633
Federal funds sold	-	30,848
	60,622	85,481
Securities available-for-sale, at fair value	1,184,511	1,064,070
Securities held-to-maturity (fair value of $829 at June 30, 2005 and $1,241 at December 31, 2004)	829	1,241
Federal Home Loan Bank of New York ("FHLB") stock	38,142	36,394
Loans held for sale	929	1,107
Loans receivable	2,070,124	2,092,351
Less: Allowance for loan losses	(43,709)	(42,716)
Net loans receivable	2,026,415	2,049,635
Premises and equipment, net	28,165	29,187
Land and buildings held for sale	758	1,400
Accrued interest receivable	13,924	13,333
Bank-owned life insurance	69,416	68,079
Other real estate owned and repossessed assets	134	1,055
Goodwill	244,716	245,892
Other intangible assets, net	24,246	28,889
Other assets	46,356	25,864
Total Assets	$ 3,739,163	$ 3,651,627

Liabilities and Shareholders' Equity
Liabilities:
Deposits:
Non-interest bearing	$ 249,761	$ 235,994
Interest bearing	2,030,807	2,001,521
Total deposits	2,280,568	2,237,515
Borrowings	800,473	776,813
Mortgagors' escrow funds	21,524	18,691
Other liabilities	44,021	35,757
Junior subordinated obligations issued to unconsolidated subsidiary
trusts (Junior subordinated obligations)	43,202	43,202
Total Liabilities	3,189,788	3,111,978

Shareholders' Equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued	-	-
Common stock, $0.0001 par value, 190,000,000 shares authorized and 50,061,180 and 49,722,984 shares issued at June 30, 2005 and December 31, 2004, respectively	5	5
Additional paid-in capital	444,562	435,604
Retained earnings	126,952	120,597
Accumulated other comprehensive (loss) income	(518)	394
Treasury stock (73,233 and 60,971 shares at June 30, 2005 and December 31, 2004, respectively)	(724)	(593)
Unallocated ESOP shares (1,661,181 and 1,769,688 shares at June 30, 2005 and December 31, 2004, respectively)	(13,442)	(14,293)
Unearned restricted stock awards	(7,460)	(2,065)
Total shareholders' equity	549,375	539,649
Total Liabilities and Shareholders' Equity	$ 3,739,163	$ 3,651,627

See accompanying notes to consolidated financial statements.

	Average Outstanding Balance
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2005	2004	2005	2004
	(Dollars in thousands)
Earning assets:
Federal funds sold and interest bearing
deposits	$ 6,734	$ 42,717	$ 25,768	$ 29,906
Securities (1)	1,200,613	349,647	1,152,297	354,815
Loans (2)	2,059,281	802,605	2,066,125	802,719
Total earning assets	3,266,628	1,194,969	3,244,190	1,187,440

Non-earning assets	407,926	117,089	414,862	111,319
Total assets	$ 3,674,554	$ 1,312,058	$ 3,659,052	$ 1,298,759

Interest bearing liabilities:
Savings deposits	$ 299,773	$ 162,924	$ 299,082	$ 159,256
Money market accounts	534,674	176,042	534,433	170,335
NOW accounts	235,580	97,717	230,435	95,175
Time accounts	991,772	281,172	976,255	286,389
Borrowings (3)	750,268	295,573	756,365	295,933
Junior subordinated obligations issued
to unconsolidated subsidiary trusts	43,202	-	43,202	-
Total interest bearing liabilities	2,855,269	1,013,428	2,839,772	1,007,088

Non-interest bearing deposits	235,277	101,154	234,816	95,646
Other non-interest bearing liabilities	40,212	15,331	38,969	14,970
Total liabilities	3,130,758	1,129,913	3,113,557	1,117,704
Shareholders' equity	543,796	182,145	545,495	181,055
Total liabilities and shareholders'
equity	$ 3,674,554	$ 1,312,058	$ 3,659,052	$ 1,298,759

(1) The amounts shown are amortized cost and include FHLB stock.
(2) Net of net deferred loan fees and costs.
(3) Borrowings include mortgagors' escrow funds.
	June 30, 2005		March 31, 2005		December 31, 2004
	(In thousands)

	Amount	Percent	Amount	Percent	Amount	Percent
Loan portfolio composition:
Residential real estate	$ 1,076,502	52.2%	$ 1,075,728	52.4%	$ 1,081,256	51.8%
Commercial real estate	312,674	15.2%	329,086	16.0%	339,587	16.3%
Commercial business	176,117	8.5%	170,799	8.3%	180,897	8.7%
Consumer, including home equity loans	495,950	24.1%	478,312	23.3%	485,057	23.2%
Total loans receivable	2,061,243	100.0%	2,053,925	100.0%	2,086,797	100.0%
Plus (less):
Net deferred loan costs	8,881		7,557		5,554
Allowance for loan losses	(43,709)		(42,796)		(42,716)
Net loans receivable	$ 2,026,415		$ 2,018,686		$ 2,049,635

Deposit composition:
Non-interest bearing checking	$ 249,761	11.0%	$ 238,272	10.4%	$ 235,994	10.5%
Interest bearing-checking	234,651	10.2%	226,687	9.9%	227,341	10.2%
Total checking	484,412	21.2%	464,959	20.3%	463,335	20.7%
Savings	298,967	13.1%	300,639	13.2%	300,678	13.4%
Money market	523,942	23.0%	531,061	23.3%	543,591	24.3%
Time	973,247	42.7%	984,537	43.2%	929,911	41.6%
Total deposits	$ 2,280,568	100.0%	$ 2,281,196	100.0%	$ 2,237,515	100.0%

Partners Trust Financial Group, Inc. and Subsidiary
Consolidated Statements of Income (Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
	(In thousands, except share data)
Interest income:
Loans, including fees	$ 28,501	$ 11,966	$ 56,812	$ 24,171
Federal funds sold and interest bearing deposits	45	102	325	141
Securities	13,273	3,152	25,064	6,642
Total interest income	41,819	15,220	82,201	30,954

Interest expense:
Deposits:
Savings accounts	244	127	486	239
Money market accounts	1,908	273	3,537	555
Time accounts	7,808	1,785	15,032	3,689
NOW accounts	117	41	227	80
	10,077	2,226	19,282	4,563
Borrowings:
Repurchase agreements	73	23	156	93
FHLB advances	5,766	2,347	11,500	4,699
Mortgagors' escrow funds	70	27	117	45
	5,909	2,397	11,773	4,837
Junior subordinated obligations	753	-	1,462	-
Total interest expense	16,739	4,623	32,517	9,400
Net interest income	25,080	10,597	49,684	21,554
Provision for loan losses	-	(460)	-	(460)
Net interest income after provision for loan losses	25,080	11,057	49,684	22,014

Non-interest income:
Service fees	4,066	1,972	7,815	3,703
Trust and investment services	870	420	1,656	920
Income from bank-owned life insurance	676	289	1,337	576
Net gain on sale of securities available-for-sale	76	-	76	-
Net gain on sale of loans	30	12	89	115
Other income	142	15	347	29
Total non-interest income	5,860	2,708	11,320	5,343

Non-interest expense:
Salaries and employee benefits	9,880	4,871	19,901	9,782
Occupancy and equipment expense	2,011	991	4,031	1,981
Marketing expense	677	343	1,538	596
Professional services	1,079	329	1,881	728
Technology expense	2,028	997	3,976	1,698
Amortization of intangible assets	2,291	217	4,581	434
Acquisition and conversion expense	-	653	-	766
Other expense	2,347	1,185	4,915	2,379
Total non-interest expense	20,313	9,586	40,823	18,364
Income before income tax expense	10,627	4,179	20,181	8,993
Income tax expense	3,683	1,515	7,044	3,137
Net income	$ 6,944	$ 2,664	$ 13,137	$ 5,856

Basic earnings per share	$ 0.15	$ 0.10	$ 0.28	$ 0.22
Diluted earnings per share	$ 0.14	$ 0.10	$ 0.27	$ 0.22

Basic weighted average shares outstanding	47,480,826	26,553,660	47,599,772	26,527,189
Diluted weighted average shares outstanding	48,255,189	27,035,885	48,403,429	27,102,264

All share and per share amounts have been restated giving effect to the 1.9502 exchange ratio in the Company's second step conversion on July 14, 2004.
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Selected Financial and Other Data: (1)
Performance Ratios:
Return on Average Assets:
Using GAAP earnings	0.76%	0.82%	0.72%	0.91%
Using Core Operating Earnings	0.98%	1.01%	0.94%	1.05%

Return on Average Equity:
Using GAAP earnings	5.12%	5.88%	4.86%	6.50%
Using Core Operating Earnings	6.60%	7.29%	6.34%	7.56%

Return on Average Tangible Equity:
Using GAAP earnings	10.21%	7.41%	9.70%	8.21%
Using Core Operating Earnings	13.15%	9.18%	12.66%	9.54%

Efficiency ratio: (2)
Using GAAP earnings	65.88%	72.11%	67.10%	68.57%
Using Core Operating Earnings	56.55%	64.66%	57.61%	63.20%

Interest rate information:
Yield on assets	5.13%	5.12%	5.11%	5.24%
Cost of funds	2.35%	1.83%	2.31%	1.88%
Net interest rate spread	2.78%	3.29%	2.80%	3.36%
Net interest margin (3)	3.08%	3.57%	3.09%	3.65%

	June 30, 2005	December 31, 2004
Equity ratios:
Book value per share	$ 11.37	$ 11.27
Book value per share,
including unallocated ESOP shares	10.99	10.87
Tangible book value per share	5.80	5.53
Tangible book value per share
including unallocated ESOP shares	$ 5.61	$ 5.33
Tier 1 leverage ratio	9.29%	9.07%

(1)	Ratios have been annualized where appropriate. Averages are daily averages.
(2)	Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, excluding gains or losses on the sale of securities and loans.
(3) Net interest income divided by average earning assets.

	June 30, 2005	March 31, 2005	December 31, 2004
Asset Quality:	(Dollars in thousands)
Non-accruing loans:
Residential real estate	$ 2,183	$ 2,183	$ 1,885
Commercial real estate	2,014	4,511	5,525
Commercial	3,863	2,173	3,178
Consumer (1)	639	842	642
Total non-accruing loans	8,699	9,709	11,230
Accruing loans delinquent 90 days or more	249	426	871
Total non-performing loans	8,948	10,135	12,101
Other real estate owned and repossessed assets	134	319	1,055
Total non-performing assets	$ 9,082	$ 10,454	$ 13,156

Non-performing loans to total loans	0.43%	0.49%	0.58%
Non-performing assets to total assets	0.24%	0.28%	0.36%
Allowance for loan losses to non-performing loans	488.48%	422.26%	353.00%
Allowance for loan losses to total loans (2)	2.12%	2.08%	2.05%

(1) Includes home equity loans.
(2) Total loans excludes loans held for sale.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(Dollars in thousands)
Allowance for loan losses at beginning of period	$ 42,796	$ 8,324	$ 42,716	$ 8,608
Charge-offs	(4,097)	(572)	(7,871)	(1,413)
Recoveries	5,010	144	8,864	701
Provision for loan losses	-	(460)	-	(460)
Allowance for loan losses at end of period	$ 43,709	$ 7,436	$ 43,709	$ 7,436

Net (recoveries) charge-offs to average loans (annualized)	(0.18%)	0.21%	(0.10%)	0.18%

	2005		2004
	Second	First	Fourth	Third		Second
	(Dollars in thousands, except share data)
Selected Quarterly Financial Data

Interest income	$ 41,819	$ 40,397	$ 40,187	$ 36,748		$ 15,220
Interest expense	16,739	15,778	15,471	13,726		4,623
Net interest income	25,080	24,619	24,716	23,022		10,597
Provision for loan losses	-	-	-	1,620		(460)
Net interest income after provision for loan losses	25,080	24,619	24,716	21,402		11,057
Other-than-temporary impairment of securities	-	-	(2,803)	-		-
Net gain (loss) on sale securities available-for-sale	76	-	(7)	(68)		-
Other non-interest income	5,784	5,445	5,927	5,448		2,708
Acquisition and conversion expense	-	-	305	3,980		653
Other non-interest expense	20,313	20,509	21,830	19,664		8,933
Income before income tax expense	10,627	9,555	5,698	3,138		4,179
Income tax expense	3,683	3,362	1,681	871		1,515
Net income	$ 6,944	$ 6,193	$ 4,017	$ 2,267		$ 2,664
Basic earnings per share	$ 0.15	$ 0.13	$ 0.09	$ 0.05	(3)	$ 0.10	(3)
Diluted earnings per share	$ 0.14	$ 0.13	$ 0.08	$ 0.05	(3)	$ 0.10	(3)
Basic weighted average shares outstanding	47,480,826	47,720,041	47,119,851	43,632,809	(3)	26,553,660	(3)
Diluted weighted average shares outstanding	48,255,189	48,558,070	48,271,672	44,719,827	(3)	27,035,885	(3)
Dividends paid per share	$ 0.07	$ 0.07	$ 0.06	$ 0.06	(3)	$ 0.06	(3)
Net interest margin (1)	3.08%	3.10%	3.06%	3.10%		3.57%
Return on average assets	0.76%	0.69%	0.44%	0.27%		0.82%
Return on average equity	5.12%	4.61%	2.93%	1.89%		5.88%
Efficiency ratio (2)	65.88%	68.35%	72.27%	83.28%		72.43%

(1)						Net interest income divided by average earning assets.
(2)						Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income, excluding gains or losses on securities and loans.
(3)	Restated giving effect to the 1.9502 exchange ratio in the Company's second step conversion on July 14, 2004.